Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 5 to Registration Statement on Form S-4 of our report dated October 18, 2013, relating to the consolidated financial statements of TransnetYX Holding Corp. and subsidiaries, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Amendment No. 5 to Registration Statement.

/s/ EKS&H LLLP

Denver, Colorado
November 26, 2013